                                   SCHEDULE 14A
                      INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No.   )

      Filed by the Registrant                      _X_
      Filed by a party other than the Registrant   ___

      Check the appropriate box:

      ___  Preliminary Proxy Statement
      ___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      _X_  Definitive Proxy Statement
      ___  Definitive Additional Materials
      ___  Soliciting Material Pursuant to Section 240.14a-11(c) or
           Section 240.14a-12

                                    NEWELL CO.
                 ------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

                 ------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                             if other than Registrant)

      Payment of Filing Fee (Check the appropriate box):

      ___  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
           14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
      ___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
      ___  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1) Title of each class of securities to which transaction applies:___________________________________________________
           (2)  Aggregate number of securities to which transactionapplies:
                ___________________________________________________________
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how
                it was determined):   _______________________________________
           (4)  Proposed maximum aggregate value of transaction:   __________
           (5)  Total fee paid:   ___________________________________________

      _X_  Fee paid previously with preliminary materials.
      ___  Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form orSchedule and the date of its filing.
           (1)  Amount Previously Paid:  ___________________________________
           (2)  Form, Schedule or Registration Statement:   _________________
           (3)  Filing Party:   _____________________________________________
           (4)  Date Filed:   _______________________________________________

                                 [LOGO]

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held May 10, 1995


   To the Stockholders of NEWELL CO.:

        The Annual Meeting of Stockholders of NEWELL CO. will be held on May 10, 1995 at 10:00 A.M., Central Daylight Savings Time, at the Newell Room, Highland Community College Conference Center, 2998 Pearl City Road, Freeport, Illinois, for the following purposes:

        1. To elect three directors of the Company to serve for a term of three years;

        2. To consider and vote upon an amendment to the Restated Certificate of Incorporation, as amended, of Newell Co. to increase the number of authorized shares of Common Stock from 300,000,000 to 400,000,000;

        3. To consider and vote upon the ratification of the appointment of Arthur Andersen L.L.P. as the Company's independent accountants for the year 1995; and

        4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        Stockholders of record at the close of business on March 13, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

        Newell Co.'s Annual Report for the year 1994 is enclosed for your convenience.

        Please sign and date the enclosed proxy card and return it promptly in the accompanying envelope (no postage required if mailed in the United States) to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even if you have previously submitted a proxy.

                                    By Order of the Board of Directors,

                                                [SIGNATURE]


                                             RICHARD H. WOLFF
                                                 Secretary
   March 17, 1995

                                 NEWELL CO.
                               Newell Center
                          29 East Stephenson Street
                          Freeport, Illinois 61032
                               __________________

                    PROXY STATEMENT FOR ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON MAY 10, 1995
                   --------------------------------------

        This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of NEWELL CO., a Delaware corporation (the "Company"), from holders of the Company's outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), for the Annual Meeting of Stockholders to be held May 10, 1995 for the purposes set forth in the accompanying notice (the "Annual Meeting"). The Company will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has engaged Morrow & Co. to assist in the solicitation of proxies in connection with the Annual Meeting and has agreed to pay such firm $8,000, plus out-of-pocket costs and expenses. This proxy statement is first being mailed to stockholders of the Company on or about March 17, 1995.


                            VOTING AT THE MEETING
                            ---------------------

        At the close of business on March 13, 1995, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote approximately 157,909,549 shares of Common Stock. All of the outstanding shares of Common Stock are entitled to vote on all matters which properly come before the Annual Meeting, and each stockholder will be entitled to one vote for each share of Common Stock held.

        Each proxy that is properly signed and received prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted FOR the election of the three nominees for director listed in this proxy statement, FOR adoption of the amendment to the Restated Certificate of Incorporation, as amended, of the Company (the "Restated Certificate of Incorporation") and FOR ratification of the appointment of Arthur Andersen L.L.P. A stockholder who has given a proxy may revoke such proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person.

              A quorum of stockholders is necessary to take action at the
   Annual Meeting. A majority of the outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will determine whether or not a quorum is present at the Annual Meeting. The inspectors of election will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. If a broker or other nominee indicates on the proxy that it does not have instructions or discretionary authority to vote certain shares of Common Stock on a particular matter, those shares will not be considered as present for purposes of determining whether a quorum is present or whether a matter has been approved.

        The three nominees for director who receive the greatest number of votes cast in person or by proxy at the Annual Meeting shall be elected directors of the Company. The vote required for adoption of the amendment to the Restated Certificate of Incorporation and for ratification of the appointment of Arthur Andersen L.L.P. as independent accountants for the year 1995 is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. For purposes of determining stockholder approval, abstentions will be treated as shares of Common Stock voted against adoption of the amendment to Restated Certificate of Incorporation and as shares of Common Stock voted against ratification of the appointment of Arthur Andersen L.L.P. as independent accountants for the year 1995.


                     PROPOSAL 1 - ELECTION OF DIRECTORS
                     ----------------------------------

        The Company's Board of Directors is currently composed of ten directors who are divided into three classes. One class is elected each year for a three-year term. At the Annual Meeting, Messrs. Thomas A. Ferguson, Jr. and Allan P. Newell and Ms. Elizabeth Cuthbert Millett will be nominated to serve in Class II until the Annual Meeting of Stockholders to be held in 1998 and until their successors have been duly elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of the three nominees for director. Proxies will be voted in a discretionary manner should any nominee be unable to serve.

        All of the nominees, except for Ms. Elizabeth Cuthbert Millett, are currently serving as directors of the Company. Mr. William R. Cuthbert, who is currently serving as a director in Class II, will retire at the Annual Meeting. Norman S. Livingston, Jr., who was serving as a director in Class II, passed away on September 27, 1994. The Board of Directors and the Company have greatly benefited from the counsel, guidance and experience of Messrs. Cuthbert and Livingston and are grateful for their contributions. Ms. Elizabeth Cuthbert Millett, the daughter of Mr. William R. Cuthbert, will be standing for election for the first time.

        The dates shown for service as a director of the Company include service as a director of the predecessor of the Company prior to July 1987. The nominees, and certain information about them and the directors serving in Class I and Class III whose terms expires in future years, are set forth below. Please note that Mr. Thomas A. Ferguson, Jr. and Mr. Daniel C. Ferguson are not related.

                      Name and Background                   Director
                      -------------------                    Since
                                                            --------

   Nominees for Class II Directors for Term Expiring in 1998
   ---------------------------------------------------------

   Thomas A. Ferguson, Jr., age  47, has been President and
        Chief  Operating Officer  of the Company  since May
        1992.     Mr.   Ferguson  was   President-Operating
        Companies of  the Company from January 1989 through
        May  1992.  He was Vice President-Controller of the
        Company from February  1988 through December  1988.
        He is also a Director of Northwest Illinois Bancorp
        Incorporated (a bank holding company)  . . . . . .    1992

   Allan P. Newell, age 49, has been a private investor for
        more than five years . . . . . . . . . . . . . . .    1982


   Elizabeth Cuthbert Millett,  age 38, owner  and operator
        of Plum Creek Ranch, located  in Newcastle, Wyoming
        (commercial cattle production) . . . . . . . . . .    ----



   Class III Directors Continuing in Office -- Term Expires in 1996
   ----------------------------------------------------------------

   Alton  F. Doody,  age 60,  has been President  and Chief
        Executive  Officer of  The Alton  F.  Doody Co.  (a
        marketing consulting company) since 1984 . . . . .    1976

   Daniel  C. Ferguson,  age 67,  has been Chairman  of the
        Board of the Company since  May 1992.  Mr. Ferguson
        was  Chief Executive  Officer of  the Company  from
        1966 through May 1992  . . . . . . . . . . . . . .    1965


   Henry B. Pearsall, age 60,  was Chairman of the Board of
        Sanford    Corporation    (an    office    supplies
        manufacturer  acquired by  the Company  in February
        1992) from January  1988 through his  retirement in
        November,  1994, and  was  Chief Executive  Officer
        from January 1988 through February  1992.  He is  a
        Director of  First Colonial  Bancshares Corporation
        (a  bank  holding  company)   and  a  Director  and
        Chairman of the  Compensation Committee of Swing-N-
        Slide Corp. (a designer,  manufacturer and marketer
        of do-it-yourself wooden playground equipment) . .    1992

                      Name and Background                   Director
                      -------------------                    Since
                                                            --------

   Class I Directors Continuing in Office -- Term Expires in 1997
   --------------------------------------------------------------

   Gary H. Driggs,  age 60, has been  Chairman of Camelback
        Investment  and   Management  Co.   (an  investment
        management firm) and Camelback Hotel Corp. (a hotel
        management firm) since August 1989.  Dr. Driggs has
        also  been Chairman of  Covid, Inc.  (an electronic
        product manufacturing company) since July 1993.  He
        was  President  and  Chief  Executive  Officer   of
        Western Savings and Loan  Association (a saving and
        loan  association) from 1973 through 1989 and was a
        Director from 1981 through 1989(1) . . . . . . . .    1982

   Robert L. Katz, age 69,  has been President of Robert L.
        Katz   &  Associates   (consultants  in   corporate
        strategy)  for more than  five years.   For sixteen
        years   Dr.  Katz   taught   Business  Policy   and
        Organizational  Behavior at  the Stanford,  Harvard
        and  Dartmouth Graduate Schools of Business.  He is
        also a Director of Inmac Corp. (a computer supplies
        manufacturer and distribution company) . . . . . .    1975


   John J. McDonough, age 58,  has been Vice Chairman and a
        Director   of   Dentsply  International   Inc.   (a
        manufacturer of dental and medical x-ray  equipment
        and  other  dental  instruments),  formerly  Gendex
        Corporation, since  its founding in  1983, and  was
        Chief  Executive Officer  from  April 1983  through
        February  1995.   Prior thereto, Mr.  McDonough was
        Senior  Vice  PresidentFinance of  Newell  Co. from
        March  1981 through  June  1983.    He  is  also  a
        Director  of  Bank-One   Chicago  (a  bank  holding
        company),  formerly First  Community Bancorp  Inc.,
        and  a   Director  of  AMRESCO,   Inc.  (an   asset
        management,   commercial   mortgage   banking   and
        investment income company)   . . . . . . . . . . .    1992


   William P.  Sovey, age  61, has been  Vice Chairman  and
        Chief Executive  Officer of the  Company since  May
        1992.   Mr. Sovey was President and Chief Operating
        Officer  of the  Company from January  1986 through
        May 1992.   He  was President  and Chief  Operating
        Officer  of AMF  Inc. (an  industrial  and consumer
        leisure products  concern) from March  1982 through
        July 1985, and Executive Vice President from August
        1979 through March 1982.   He is also a Director of
        Acme  Metals Co.  (a fully  integrated producer  of
        steel and steel products)  . . . . . . . . . . . .    1986

_____________________

   (1) In December 1988, Dr. Driggs resigned as President and Chief Executive Officer of Western Savings and Loan. He remained a Director until March 1989. In June 1989, Western became insolvent and was taken over by the Federal Deposit Insurance Corporation. In January 1994, Dr. Driggs was named in an indictment alleging conspiracy, fraud and other charges stemming from the insolvency. Dr. Driggs, who cooperated in the Government's four year investigation of this matter, has plead not guilty and intends to defend himself vigorously.



   Information Regarding Board of Directors and Committees
   -------------------------------------------------------

        The Company's Board of Directors held five meetings during 1994. The Board of Directors has an Audit Committee and an Executive
   Compensation Committee, and the Board as a whole operates as a committee to nominate directors.

        The Audit Committee, whose current members are Messrs. McDonough and Newell and Drs. Driggs and Katz, met two times in 1994. The committee's duties are to (1) review with management and the independent accountants the Company's accounting policies and practices and the adequacy of internal controls; (2) review the scope and results of the annual examination performed by the independent accountants; and (3) make recommendations to the Board of Directors regarding the appointment of the independent accountants and approval of the services performed by the independent accountants, and fees related thereto.

        The Executive Compensation Committee (the "Compensation Committee"), whose current members are Messrs. W. Cuthbert, D. Ferguson and McDonough and Dr. Katz, met four times in 1994. This committee is responsible for establishing the Company's executive officer compensation policies and for administration of such policies. SEE "Executive Compensation-Executive Compensation Committee Report on Executive Compensation."

        The Board of Directors, acting as a nominating committee, will consider candidates for director recommended by stockholders. A stockholder who wishes to submit a candidate for consideration at the 1996 Annual Meeting must notify the Secretary of the Company in writing no later than February 9, 1996. The stockholder's written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned and other information required in proxy solicitations. The nomination notice must also include the nominating stockholder's name and address and the number of shares of the Common Stock beneficially owned by the stockholder. The stockholder must also furnish a statement from the candidate indicating that the candidate wishes and is able to serve as a director. These procedures, and a statement that the stockholder intends to make the nomination, are prerequisites to a stockholder nominating a candidate at the meeting under the Restated Certificate of Incorporation.

   Compensation of Directors
   -------------------------

        During 1994, directors of the Company who are not also employees were paid a retainer ($1,250 per month) plus a $600 fee for each Board meeting attended and a $600 fee for each committee meeting attended. Under the terms of the Newell Co. 1993 Stock Option Plan (the "1993 Option Plan"), each director of the Company is automatically granted options to purchase 5,000 shares of Common Stock every five (5) years. All options are granted at market value of the Common Stock on the date of the grant and become exercisable in annual cumulative installments of 20%, commencing one year from the date of grant, with full vesting occurring on the fifth anniversary date of the date of grant.

        The Company has a consulting agreement with Dr. Katz which provides that the Company will pay Dr. Katz $5,000 per month for corporate strategy consulting services plus travel expenses and other reasonable out-of-pocket costs incurred on the Company's behalf. Unless canceled prior to 90 days before its expiration, the consulting agreement is automatically renewed each year. Dr. Katz received a consulting fee of $60,000 in 1994.


                           EXECUTIVE COMPENSATION

   Summary
   -------

        The following table summarizes all annual and long-term compensation for services to the Company and its subsidiaries for the fiscal years ended December 31, 1994, 1993 and 1992 earned by or awarded or paid to the persons who were the chief executive officer and the five other most highly compensated executive officers of the Company (the "Named Officers") during 1994.

                              SUMMARY COMPENSATION TABLE

                                                                                                   Long-Term
                                                          Annual Compensation                     Compensation
                                                                                                    Awards
                                                                         Other Annual                      All Other
                                                                         Compensation   Securities        Compensation
                                                                                        Underlying          ($) <F3>
Name and Principal Position      Year       Salary ($)    Bonus($)         ($) <F1>      Options (#)<F2>
William P. Sovey,                1994       $600,000     $496,800      $12,011                 0           $ 4,620
Vice Chairman and                1993        550,000      415,800       14,660                 0             2,750
Chief Executive Officer          1992        531,250      497,250       13,351            15,000             4,364

Thomas A. Ferguson, Jr.,         1994        440,000      364,320       11,745            11,000             4,620
President and Chief Operatin     1993        383,333      289,800       15,477                 0             4,497
Officer                          1992        312,500      254,887       13,829            15,000             4,364

Donald L. Krause,                1994        295,000      244,260       11,293             3,000             4,620
Senior Vice President -          1993        280,000      211,680       12,788                 0             2,688
Corporate Controller             1992        265,000      248,040       10,115            11,500             3,975

William T. Alldredge,            1994        285,000      235,980       12,350             7,000             4,620
Vice President - Finance         1993        270,000      204,120       15,381            13,500             4,497
                                 1992        255,000      238,680       13,478                 0            19,875

Richard C. Dell,                 1994        245,000      143,227       11,335             2,000             4,620
Group President                  1993        225,000      157,883       13,056             4,500             4,497
                                 1992        186,514      180,956       10,359             5,000             3,832

William J. Denton,               1994        248,000      236,939       12,117             7,000             4,620
Group President                  1993        231,999      167,782       14,373                 0             4,497
                                 1992        220,000      120,208       14,876             5,500             4,364

____________________________

(F1)     The amounts shown for 1994 include costs to the Company for expenses associated with use of company cars as follows:  Mr. Sovey, $7,163; Mr. T. Ferguson, $7,537; Mr. Krause, $6,925; Mr. Alldredge, $7,595; Mr. Dell,
         $7,251; and Mr. Denton, $7,858.

(F2)     The options awarded to the Named Officers in 1994 and 1993 were granted under the 1993 Option Plan.  The options awarded to the Named Officers in 1992 were granted under the Newell Co. 1984 Amended and Restated
         Stock Option Plan (the "1984 Option Plan").

(F3)     The compensation reported represents Company matching contributions to the Newell Co. Long-Term Savings and
         Investment Plan (the "Newell 401(k) Plan").

     Option Grants in 1994
   ---------------------

        The following table sets forth certain information as to options to purchase Common Stock granted to the Named Officers under the 1993 Option Plan during the fiscal year ended December 31, 1994, and the potential realizable value of each grant of options, assuming that the market price of the underlying Common Stock appreciates in value during the ten-year option term at annualized rates of 5% and 10%.

                            OPTION GRANTS  IN LAST  FISCAL  YEAR


                                          Individual Grants                                         Potential Realizable
                                                                                                  Value at Assumed Annual
                                                                                                    Rates of Stock Price
                                     Number of        Percent of                                  Appreciation for Option
                                     Securities      Total Options                                        Term<F3>
                                Underlying Options     Granted to     Exercise or
                                  Granted (#)<F1>    Employees in a   Base Price     Expiration
                 Name                                 Fiscal Year     ($/Sh) <F2>       Date        5% ($)       10% ($)
William P. Sovey                      0                 0%             $     0            ---      $     0      $       0

Thomas A. Ferguson, Jr.           7,000              2.56               19.875         2-7-2004      87,649       221,209
                                  4,000              1.46               19.938        5-11-2004      50,244       126,806

Donald L. Krause                  3,000              1.09               19.938        5-11-2004      37,683        95,105

William T. Alldredge              5,000              1.83               19.875         2-7-2004      62,607       158,007
                                  2,000              0.73               19.938        5-11-2004      25,122        63,403

Richard C. Dell                   2,000              0.73               19.938        5-11-2004      25,122        63,403

William J. Denton                 3,000              1.09               19.938        5-11-2004      37,683        95,105
                                  4,000              1.46               22.375         8-2-2004      56,385       142,305


_________________

(F1)      All options granted in 1994 become exercisable in annual cumulative installments of 20%, commencing one year from date of grant, with full vesting occurring on the fifth anniversary date of the date of grant.  Vesting may be accelerated as a result of certain changes in control of the Company.

(F2)      All options were granted at market value (the closing price of the Common Stock on the New York Stock
          Exchange as reported in the Midwest Edition of THE WALL STREET JOURNAL) on the date of grant.

(F3)      Potential realizable value is reported net of the option exercise price but before taxes associated with exercise.  These amounts assume annual compounding results in total appreciation of 63% (5% per year) and
          159% (10% per year).  Actual gains, if any, on stock option exercises and Common Stock are dependent on the future performance of the Common Stock and overall market conditions.  There can be no assurance that the amounts reflected in this table will be achieved.

   Option Exercises in 1994
   ------------------------

        The table below sets forth certain information for fiscal year 1994 concerning the exercise of options to purchase shares of Common Stock granted under the 1984 Option Plan by each of the Named Officers and the value of unexercised options granted under the 1984 Option Plan and the 1993 Option Plan held by each of the Named Officers as of December 31, 1994.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                    Number of Securities            Value of Unexercised
                                                                   Underlying Unexercised              In-the-Money
                                                                          Options at                    Options at
Name                             Shares           Value              Fiscal Year-End (#)            Fiscal Year-End ($)<F2>
                               Acquired on       Realized        ---------------------------     ----------------------------
                               Exercise (#)      ($)<F1>         Exercisable    Unexercisable    Exercisable    Unexercisable
William P. Sovey                    0           $      0            75,997         34,003         $ 412,732      $ 119,144

Thomas A. Ferguson, Jr.          14,000          640,687            18,200         28,800            67,050         30,950

Donald L. Krause                    0                  0            19,200         14,800            30,900         22,725

William T. Alldredge                0                  0             5,500         27,600            24,750        105,175

Richard C. Dell                     0                  0             9,400         15,200            35,663         15,175

William J. Denton                   0                  0            11,200         14,000            44,325         13,813


_______________________

(F1)     Represents the difference between the average of the high and low prices of the Common Stock on the New York
         Stock Exchange as reported in the Midwest Edition of THE WALL STREET JOURNAL on the date of exercise and the option exercise price.

(F2)     Represents the difference between $21.00 (the average of the high and low prices of the Common Stock on the
         New York Stock Exchange as reported in the Midwest Edition of THE WALL STREET JOURNAL on December 31, 1994)
         and the option exercise price.

   Pension and Retirement Plans
   ----------------------------

         The Pension Plan Table set forth below shows total estimated annual benefits payable upon retirement (based on the benefit formulas in effect and calculated on a straight life annuity basis, as described below) to persons covered under the non-contributory defined benefit pension plan for salaried and clerical employees (the "Pension Plan") and the Supplemental Retirement Plan established in 1982 (the "Supplemental Retirement Plan"), including the Named Officers, in specified compensation and years of credited service classifications, assuming employment until age 65 and that Social Security benefits remain at the current level.

                                 PENSION PLAN TABLE

                                                                     Years of service
                    Remuneration
                                                    5          10          15           20         25 or
                                                                                                   more

$  200,000  . . . . . . . . . . . . . . .   $  12,412   $  39,212    $  66,012   $  92,812   $ 119,612

   300,000  . . . . . . . . . . . . . . .      25,812      66,012      106,212     146,412     186,612

   400,000  . . . . . . . . . . . . . . .      39,212      92,812      146,412     200,012     253,612

   500,000  . . . . . . . . . . . . . . .      52,612     119,612      186,612     253,612     320,612

   600,000  . . . . . . . . . . . . . . .      66,012     146,412      226,812     307,212     387,612

   700,000  . . . . . . . . . . . . . . .      79,412     173,212      267,012     360,812     454,612

   800,000  . . . . . . . . . . . . . . .      92,812     200,012      307,212     414,412     521,612

   900,000  . . . . . . . . . . . . . . .     106,212     226,812      347,412     468,012     588,612

 1,000,000 . . . . . . . . . . . . . . .      119,612     253,612      387,612     521,612     655,612

 1,100,000 . . . . . . . . . . . . . . .      133,012     280,412      427,812     575,212     722,612

 1,200,000 . . . . . . . . . . . . . . .      146,412     307,212      468,012     628,812     789,612

 1,300,000 . . . . . . . . . . . . . . .      159,812     334,012      508,212     682,412     856,612

 1,400,000 . . . . . . . . . . . . . . .      173,212     360,812      548,412     736,012     923,612

        The Pension Plan covers full-time salaried and clerical employees of the Company and its subsidiaries who have completed one year of service. A participant is eligible for normal retirement benefits under the Pension Plan if his or her employment terminates at or after age 65. For service years prior to 1982, benefits accrued on a straight life annuity basis, using a formula that takes into account the five highest consecutive years of compensation in the ten years before retirement, actual years of service and actual years of service less than possible years of service, reduced by a portion of expected primary social security payments. For service years from and after 1982 and before 1989, benefits accumulated at the rate of 1.1% of compensation for each year plus 1.2% of compensation in excess of $25,000. For service years from and after 1989, benefits accumulate at the rate of 1.37% of compensation not in excess of $25,000 for each year plus 1.85% of compensation in excess of $25,000. Under the Pension Plan, compensation includes salary or wages (unreduced for amounts deferred pursuant to the Newell 401(k) Plan and the Flexible Benefits Account Plan), the first $3,000 in bonuses and 100% of commissions, but excludes Bonuses included in the Summary Compensation Table above. If a participant has completed 15 years of service, upon attainment of age 60, the Pension Plan also provides for an early retirement benefit equal to the benefits described above, reduced by .5% for each month the benefits commence before the participant is eligible for normal retirement benefits.

        In 1982, the Supplemental Retirement Plan was established, funded by cost recovery life insurance, which covers 64 current officers and key executives, including the Named Officers. The Supplemental Retirement Plan adds to retirement benefits under the Pension Plan so that at age 65, a covered employee receives a maximum aggregate pension equal to 67% of his or her average compensation for the five consecutive years in which it was highest (multiplied by a fraction, the numerator of which is the participant's credited service (not to exceed twenty-five (25)) and the denominator of which is twenty-five
   (25)). The benefit is reduced by primary Social Security. Both the Pension Plan and the Supplemental Retirement Plan provide a death benefit for surviving spouses and dependent children. The Supplemental Retirement Plan also provides for an early retirement benefit upon attainment of age 60 equal to the benefits described above, reduced by .5% for each month the benefits commence before age 65.

        In 1994, Mr. Sovey had 9 years of credited service, Mr. T. Ferguson had 22 years, Mr. Krause had 21 years, Mr. Alldredge had 11 years, Mr. Dell had 20 years and Mr. Denton had 18 years.

   Employment Security Agreements
   ------------------------------

        The Company has entered into Employment Security Agreements ("Agreements") with the Named Officers which provide for the continuation of salary, bonus and certain employee benefits for a period (the "Severance Period") of twenty-four months (but not beyond age 65) following the termination of employment of the Named Officer within twelve months (but prior to age 65) after certain changes in control of the Company. In the event of such termination of employment, the Named Officer will continue to receive his base salary and bonus (based upon his average bonus for the three full fiscal years preceding the change in control) during the Severance Period. The Named Officer also will receive all benefits accrued under the incentive and retirement plans of the Company to the date of termination of employment and will be given service credit for all purposes of these plans during the Severance Period. All options held by the Named Officer with respect to Common Stock will become immediately exercisable upon the date of termination of employment and remain exercisable for a period of 90 days thereafter.

        During the Severance Period, the Named Officer and his spouse will continue to be covered by all welfare plans of the Company, and the Company will continue to reimburse the Named Officer for automobile expenses, but the amount of any benefits or reimbursement the Named Officer or his spouse receives will be reduced by the amounts received from another employer or from any other source. If the Named Officer dies during the Severance Period, all amounts payable during the remainder of the Severance Period shall be paid to his surviving spouse, and his spouse will continue to be covered under all applicable welfare plans. No amounts are payable if the employment of the Named Officer is terminated by the Company for Good Cause (as defined in the Agreements) or if the Named Officer voluntarily terminates his employment without Good Reason (as defined in the Agreements).


   Executive Compensation Committee Report on Executive Compensation
   -----------------------------------------------------------------

        The Compensation Committee has furnished the following report on executive compensation to the stockholders of the Company.

        COMPENSATION PROCEDURES AND POLICIES. The Compensation Committee determines the compensation of all of the executive officers of the Company, including the Named Officers and the one other executive officer of the Company. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers, other than decisions relating to stock options, are reviewed and approved by the full Board of Directors.

        The Company's executive compensation philosophy and specific compensation plans tie a significant portion of executive compensation to the Company's success in meeting specified profit and growth and performance goals and to appreciation in the Company's stock price. The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executive and stockholder interests through equity based plans.


        The Company's executive compensation consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components, including the bases for the compensation awarded to William P. Sovey, the Company's Chief Executive Officer, are discussed below.

        The Compensation Committee has considered the effect of the limitations on the deductibility of executive compensation under
   Section 162(m) of the Internal Revenue Code on the Company's compensation policies and practices for 1995 and has determined not to make any changes in such policies and practices for 1995. The regulations proposed by the Internal Revenue Service interpreting the provisions of Section 162(m) provide that stock option plans that comply with the requirements of Rule 16b-3, like the Company's 1993 Option Plan, need not comply with the requirements of Section 162(m)
   until 1997.   As a result, the Compensation Committee anticipates that
   the Company will pay an immaterial amount of non-deductible executive compensation in 1995. The Compensation Committee will evaluate in the future the impact of the $1 million cap on deductible executive compensation on the Company's compensation policies and practices.

        BASE SALARY. In the early part of each fiscal year, the Compensation Committee reviews the recommendation of the Chairman of the Compensation Committee with regard to the base salary of Mr. Sovey, the recommendation of Mr. Sovey with regard to the base salary of Thomas A. Ferguson, Jr., the Company's Chief Operating Officer, and the recommendations of Mr. T. Ferguson, with regard to all other executive officers of the Company and approves, with any modifications it deems appropriate, annual base salaries for each of the executive officers.

        Recommended base salaries of the executive officers are based upon the base salary ranges recommended annually by the personnel relations department of the Company. National survey data available to the personnel relations department regarding salaries of those persons holding comparable positions at comparably sized nondurable consumer goods companies is reviewed by the Compensation Committee to establish base salary ranges. The nondurable consumer goods companies are not the companies which make up the Dow Jones Consumer, Non-Cyclical Industry Group Index in the Common Stock Price Performance Graph included in this Proxy Statement. The base salary range is based upon the midpoint of the comparative compensation group, plus or minus twenty-five percent. The base salary of each of the executive officers is established in relation to the midpoint of the base salary ranges based upon an evaluation of the individual performance of the executive officer, including satisfaction of such officer's annual objectives. The base salary of the Chief Executive Officer is also established in relation to the midpoint of his base salary range, based on achievement of the Company's annual goals relating to earnings per share, sales growth and return on investment and on an evaluation of the individual performance of the Chief Executive Officer. The base salaries paid in 1994 to each of the executive officers, including the Chief Executive Officer, were within the range established by the personnel relations department.


        The base salary of Mr. Sovey was reviewed at the February 1994 meeting of the Compensation Committee. In setting Mr. Sovey's salary for 1994, the Compensation Committee considered that the Company's annual goals relating to earnings per share, sales growth and return on investment were met in 1993. In evaluating Mr. Sovey's performance, the Compensation Committee primarily considered these
   Company financial goals.    In consideration of these factors and in
   recognition of the fact that Mr. Sovey had not received an increase in base salary since mid-year 1992, the Compensation Committee approved an increase in Mr. Sovey's base salary of $50,000, approximately 9%, for 1994.

        ANNUAL INCENTIVE COMPENSATION. The Company's executive officers (other than the Group Presidents) are entitled to participate in an incentive bonus plan which provides for the payment of cash bonuses based on the Company's return on investment (the "ROI Plan"). Awards are made under the ROI Plan if the Company's annual after-tax return on beginning of the year stockholders equity exceeded 11% and are determined by multiplying each executive officer's base salary by percentages established in the ROI Plan reflecting the actual return achieved.

        The annual after-tax return on beginning of the year stockholder's equity for 1994 was 20%. Based on these results, Mr. Sovey was awarded a bonus of $496,800 for 1994.

        The Group Presidents are entitled to participate in an incentive bonus plan which provides for the payment of cash bonuses based on return on assets used in, and sales growth by, the divisions for which the Group President is responsible (the "ROA Plan"). Awards are made under the ROA Plan if the return on assets used during the year in the divisions for which the Group President is responsible exceeded 10% on a pre-tax basis and sales growth exceeds 1%, and are determined by multiplying each Group President's base salary by percentages established in the ROA Plan reflecting the actual results achieved. Actual return on assets and sales growth in 1994 exceeded the goals established for payment of a bonus in the divisions for which each of the Group Presidents was responsible.

        STOCK OPTIONS. The Company's executive officers are also entitled to participate in the 1993 Option Plan. Under the 1993 Option Plan, incentive stock options and nonqualified stock options to purchase Common Stock of the Company may be granted at prices not less than fair market value of the Common Stock at the date of grant. Options granted under the 1993 Option Plan become exercisable in annual cumulative installments of 20% of the number of options granted over a five-year period and have a maximum term of ten years. The Compensation Committee has adopted a formula, which takes into account outstanding options, for determining, on a quarterly basis, whether an executive officer of the Company should be awarded an option. The grant of options is considered if the option exercise price of the options held by an executive officer for five years or more is less than a variable multiple of the executive officer's base salary. The Compensation Committee also has the discretion, in circumstances such as a promotion, to grant options otherwise than in accordance with the formula. Based upon the formula, Mr. Sovey did not receive any options in 1994.

        This report is submitted on behalf of the Compensation Committee:

                                      Daniel C. Ferguson, Chairman
                                      William R. Cuthbert
                                      Robert L. Katz
                                      John J. McDonough


                 EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS
                          AND INSIDER PARTICIPATION

        The current members of the Compensation Committee are Messrs. W. Cuthbert, D. Ferguson, McDonough and Dr. Katz. Daniel C. Ferguson, Chairman of the Board of Directors of the Company and Chairman of the Compensation Committee, and John J. McDonough, a Director of the Company and member of the Compensation Committee, are former employees of the Company.

                          CERTAIN BENEFICIAL OWNERS

        The Company does not know of any person who is the beneficial owner of more than five percent of the outstanding Common Stock.

        The following table sets forth information as to the beneficial ownership of each director, each nominee for director, and each Named Officer, individually, and all directors and executive officers of the Company, as a group, of shares of Common Stock.


                                                                            Common Stock Beneficially
                                                                            Owned on February 13, 1995
                                                                            --------------------------
                                                                         Number of                Percent of Class
                  Name of Beneficial Owner                                 Shares                   Outstanding
                  -----------------------                                 --------                ----------------
William R. Cuthbert . . . . . . . . . . . . . . . . . . . .            1,632,200 <F1><F2>               1.03%
Alton F. Doody  . . . . . . . . . . . . . . . . . . . . . .               62,000 <F1>                    .04
Gary H. Driggs  . . . . . . . . . . . . . . . . . . . . . .               32,000 <F1>                    .02
Daniel C. Ferguson  . . . . . . . . . . . . . . . . . . . .            3,244,432 <F1><F3>               2.05
Thomas A. Ferguson, Jr. . . . . . . . . . . . . . . . . . .              156,506 <F1><F4><F5>            .09
Robert L. Katz  . . . . . . . . . . . . . . . . . . . . . .              167,124 <F1><F6>                .10
John J. McDonough . . . . . . . . . . . . . . . . . . . . .               25,280 <F1><F7>                .01
Elizabeth Cuthbert Millett  . . . . . . . . . . . . . . . .              160,866 <F8>                    .10
Allan P. Newell . . . . . . . . . . . . . . . . . . . . . .            2,334,986 <F1><F9>               1.47
Henry B. Pearsall . . . . . . . . . . . . . . . . . . . . .            1,026,564 <F1><F10>               .65
William P. Sovey  . . . . . . . . . . . . . . . . . . . . .              419,301 <F1><F4>                .26
William T. Alldredge  . . . . . . . . . . . . . . . . . . .              204,491 <F4><F11>               .12
Richard C. Dell . . . . . . . . . . . . . . . . . . . . . .               76,015 <F1><F4><F12>           .05
William J. Denton . . . . . . . . . . . . . . . . . . . . .               70,942 <F1><F4>                .05
Donald L. Krause  . . . . . . . . . . . . . . . . . . . . .              404,413 <F1><F13>               .25

All directors and executive officers as a group (15 persons)           10,242,180                       6.49

_____________________________

(F1)     Includes shares issuable pursuant to stock options exercisable within 60 days of March 13, 1995 as follows:
         Mr. Cuthbert, 4,000 shares; Mr. Doody, 4,000 shares; Dr. Driggs, 8,000 shares; Mr. D. Ferguson, 5,600 shares;
         Mr. T. Ferguson, 18,200 shares; Dr. Katz, 8,000 shares; Mr. McDonough, 4,000 shares; Mr. Newell, 8,000 shares; Mr. Pearsall,  2,000 shares; Mr. Sovey, 76,000 shares; Mr. Alldredge, 6,400 shares; Mr. Dell, 9,400 shares; Mr. Denton, 8,000 shares; and Mr. Krause, 16,800 shares.

(F2)     Includes 103,760 shares beneficially owned of record by his wife, 494,880 shares held in trusts of which Mr.
         Cuthbert is co-trustee and over which he has shared investment and voting power and 451,800 shares held in trust of which Mr. Cuthbert is trustee and beneficiary.

(F3)     Includes 3,400 shares beneficially owned of record by his wife, 40,000 shares held in a charitable trust of which Mr. D. Ferguson is trustee, 694,384 shares held in trust of which Mr. D. Ferguson is beneficiary and
         1,037,368 shares held by a partnership of which Mr. D. Ferguson is managing partner.

(F4)     Includes shares owned by the Newell 401(k) Plan over which each of the following persons has voting power:
         Mr. T. Ferguson, 5,106 shares; Mr. Sovey, 4,996 shares; Mr. Alldredge, 1,407 shares; Mr. Dell, 4,415 shares;
         and Mr. Denton, 2,542 shares.

(F5)     Includes 133,000 shares over which Mr. T. Ferguson has shared investment and voting power and 200 shares beneficially owned of record by his son.

(F6)     Includes 64,324 shares held in trust of which Dr. Katz is beneficiary and over which he has sole investment and voting power.

(F7)     Includes 100 shares held in his wife's individual retirement account, but excludes 20,500 shares held in trust for relatives of Mr. McDonough of which Mr. McDonough is co-trustee and with respect to which he disclaims beneficial ownership.

(F8)     Includes 2,720 shares over which Ms. Millet has shared investment and voting power and 16,600 shares beneficially owned of record by each of her two children, but excludes 7,800 shares owned of record by her husband with respect to which she disclaims beneficial ownership.

(F9)     Includes 24,000 shares held in trust of which Mr. Newell is co-trustee and beneficiary and over which he has shared investment and voting power and 2,144 shares beneficially owned of record by his wife.

(F10)    Includes 260,000 shares held in a charitable trust.

(F11)    Includes 50,764 shares owned of record by his wife.

(F12)    Includes 24,000 shares over which Mr. Dell has shared investment and voting power.

(F13)    Includes 12,000 shares over which Mr. Krause has shared investment and voting power and 6,813 shares held in trusts of which Mr. Krause is custodian or trustee.

                    COMMON STOCK PRICE PERFORMANCE GRAPH


        The following Common Stock price performance graph compares the yearly change in the Company's cumulative total stockholder returns on its Common Stock during the years 1990 through 1994, with the cumulative total return of the Standard & Poor's 500 Index and the Dow Jones Consumer, Non-Cyclical Industry Group Index, assuming the investment of $100 on December 31, 1989 and the reinvestment of dividends (rounded to the nearest dollar).





                                December 31,
                                    1989        1990     1991     1992     1993     1994
Newell                             $ 100       $ 114    $ 214    $ 193    $ 195    $ 206

DJ Consumer, Non Cyclical            100         116      172      165      158      176

S&P 500 Index                        100          97      126      135      148      146

             PROPOSAL 2 - AMENDMENT TO RESTATED CERTIFICATE OF
              INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK


   The Board of Directors has unanimously approved, and recommends that stockholders adopt, an amendment to Article FOURTH of the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 300 million to 400 million. If the proposed amendment is adopted, the first sentence of Article FOURTH would be amended to read as follows:

             FOURTH: The total number of shares which the Corporation shall have authority to issue is 410,000,000, consisting of 400,000,000 shares of
             Common Stock of the par value of $1.00 per share and 10,000,000 shares of Preferred Stock, consisting of 10,000 shares without par value and 9,990,000 shares of the par value of $1.00 per share.


        The Company currently is authorized to issue 300 million shares of Common Stock, of which 157,909,549 shares of Common Stock were issued and outstanding as of March 8, 1995. In addition, as of March 8, 1995, the Company had 9,429,024 shares of Common Stock reserved for issuance under the Company's stock option plans and 8,271 shares of Common Stock were held in its treasury, leaving 132,653,156 shares of authorized Common Stock available for issuance. Adoption of the proposed amendment would increase the number of shares of Common Stock available for issuance to 232,653,156.

        The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Holders of the Company's Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issue of Common Stock or securities convertible into Common Stock.

        The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, future acquisitions, investment opportunities, stock splits, stock dividends or other distributions, conversion of convertible securities, future financings and other corporate purposes. Except for certain stock option plans and the share purchase rights plan (the "Rights Plan") discussed below, the Company has no agreements or understandings regarding the issuance of additional shares of Common Stock.

        Under the provisions of the Delaware General Corporation Law, a board of directors generally may issue authorized but unissued shares of common stock without stockholder approval. A substantial number of authorized but unissued shares of Common Stock not reserved for specific purposes will allow the Company to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders. The issuance of additional shares of Common Stock may, depending upon the circumstances under which such shares are issued, reduce stockholders' equity per share and may reduce the percentage of ownership of Common Stock of existing stockholders. It is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of additional shares of Common Stock unless required by law or the rules of the New York Stock Exchange, the Chicago Stock Exchange or any other stock exchanges on which the Common Stock may be listed. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares of Common Stock outstanding by 20% or more.

        Although the Company currently has no reason to believe that a takeover attempt is likely to occur, increasing the number of authorized shares of Common Stock may provide the Company with the means of discouraging any such attempt. Such additional shares of Common Stock could be used in the future, through private sales to purchasers allied with management or otherwise, to dilute the stock ownership of persons seeking to obtain control of the Company, thus making less likely a change in control of the Company, whether or not favored by a majority of unaffiliated stockholders, with the possible effect of deterring an offer for the Company at a substantial premium over the current market price of the Common Stock. The Company has no present intention to issue securities for any such purpose. The Restated Certificate of Incorporation also contains a provision authorizing the issuance of up to 10 million shares of Preferred Stock with such rights, preferences and limitations as determined by the Board. Such shares of Preferred Stock could be issued by the Board in one or more transactions with terms which might make the acquisition of a controlling interest in the Company more difficult or costly. However, the Board has a policy of seeking stockholder approval prior to designating any future series of Preferred Stock with a vote or convertible into stock having a vote in excess of 13% of the vote represented by all voting stock immediately subsequent to such issuance, except for the purpose of (i) raising capital in the ordinary course of business or (ii) making acquisitions, the primary purpose of which is not to effect a change in voting power.

        The Company has adopted a Rights Plan which provides stockholders with rights to purchase shares of Common Stock of the Company (or of an acquiring company) at half of the market price under certain circumstances involving a potential change in control of the Company that has not been approved by the Board. The Rights Plan is intended as a means to protect the value of the stockholders' investment in the Company, while preserving the possibility of a fair acquisition bid. In addition, the Delaware General Corporate Law provides, among other things, that any beneficial owner of more than 15% of the Company's voting stock is prohibited, without the prior approval of the Board, from entering into any business combination with a company for three years from the date such 15% ownership interest is acquired. Additionally, the "fair price provisions" of the Restated Certificate of Incorporation require that certain proposed business combinations between the Company and an "interested party" (a beneficial owner of 5% or more of the voting shares of the Company) must be approved by the holders of 75% of the voting shares, unless certain fair price and procedural requirements are met or the business combination is approved by the directors of the Company who are not affiliated with the interested party. A vote of the holders of 75% of the Company's outstanding voting stock is required to amend the fair price provisions of the Restated Certificate of Incorporation.

        The Company's Restated Certificate of Incorporation and By-Laws contain certain other provisions which may be viewed as having an antitakeover effect. The Restated Certificate of Incorporation classifies the Board into three classes and provides that vacancies on the Board of Directors are to be filled by a majority vote of directors and that directors so chosen shall hold office until the end of the full term of the class in which the vacancy occurred. A vote of the holders of 75% of the Company's outstanding voting stock is required to amend these provisions. Under the Delaware General Corporation Law, directors of the Company may only be removed for cause. The Restated Certificate of Incorporation and the By-Laws also contain provisions that may reduce surprise and disruptive tactics at stockholders' meetings. The Restated Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting, and does not permit stockholders to directly call a special meeting of stockholders. A stockholder must give written notice to the Company of an intention to nominate a director for election at an annual meeting 90 days prior to the anniversary date of the immediately preceding annual meeting. See "Information Regarding Board of Directors and Committees." Each of these provisions tends to make a change in control of the Board of Directors more difficult or time consuming. The proposed amendment to the Restated Certificate of Incorporation is not being recommended for the purpose of deterring a possible change in control of the Company or in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors currently intend to propose to stockholders any amendments which may have the effect of discouraging takeover attempts.

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 TO 400,000,000.

             PROPOSAL 3 - APPOINTMENT OF INDEPENDENT ACCOUNTANTS
             ---------------------------------------------------


        Subject to ratification by the stockholders, the Board of Directors has reappointed Arthur Andersen L.L.P. as independent accountants to audit the consolidated financial statements of the Company for the year 1995. The Board of Directors recommends a vote in favor of ratification of the appointment. If the stockholders should fail to ratify the appointment of the independent accountants, the Board of Directors would reconsider the appointment.

        It is expected that representatives of Arthur Andersen L.L.P. will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.


           COMPLIANCE WITH FORMS 3, 4 AND 5 REPORTING REQUIREMENTS
           -------------------------------------------------------

        Based solely upon a review of Reports on Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the executive officers and directors that no other Reports were required, the Company believes that all of such Reports were filed on a timely basis by executive officers and directors during 1994.


                STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING
                ---------------------------------------------

        To be considered for inclusion in next year's proxy materials, stockholder proposals to be presented at of Company's 1996 Annual Meeting must be in writing and be received by the Company no later than November 17, 1995.


                               OTHER BUSINESS
                               --------------

        The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

                                            By Order of the Board of
                                                   Directors,


                                                RICHARD H. WOLFF
                                                   Secretary
   March 17, 1994

        A COPY OF THE COMPANY'S 1994 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE FURNISHED TO STOCKHOLDERS FREE OF CHARGE UPON WRITTEN REQUEST TO THE OFFICE OF THE VICE
   PRESIDENT-FINANCE OF THE COMPANY.

                               APPENDIX
                               --------


Form of proxy card for holders of Common Stock of the Company.

                                       PROXY
                                       -----

                                    NEWELL CO.
                     Proxy Solicited by the Board of Directors
                          for Annual Meeting May 10, 1995

      The undersigned hereby appoints William P. Sovey and William T. Alldredge, and each of them, as proxies, with the powers the undersigned would possess if personally present, and with fullpower of substitution, to vote at the Annual Meeting of Stockholders of NEWELL CO. to be held on May 10, 1995, and at any adjournments thereof, on all matters coming before said meeting.

           (1)  Election of Directors.
                Nominees: Thomas A. Ferguson, Jr., Allan P. Newell and Elizabeth Cuthbert Millett

           (2) Adoption of an amendment to the Restated Certificate of Incorporation, as amended, of Newell Co. to increase the number of authorized shares of Common Stock from 300,000,000 to 400,000,000.

           (3) Ratification of the appointment of Arthur Andersen L.L.P. as independent accountants for the year 1995.

           (4) In their discretion, upon such other matters as may properly come before this Annual Meeting.

      You are encouraged to specify your choices by     /////////////////
      marking the appropriate boxes, SEE REVERSE SIDE,  /               /
      but you need not mark any boxes if you wish to    /  SEE REVERSE  /
      vote in accordance with the Board of Directors    /     SIDE      /
      recommendations.  Your shares cannot be voted     /               /
      unless you sign and return this card.             /////////////////

       X   Please mark
      ___  your votes as
           in this example.

      When this Proxy is properly executed,, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR election of directors and FOR proposals 2 and 3.

   The Board of Directors recommends a vote FOR election of directors and FOR proposals 2 and 3.

- --------------------------------------------------------------------------------------------------------------------

                                        FOR     WITHHOLD         For, except withhold vote from the following nominee(s)

     1.       Election of Directors    _____      _____          __________________________________________________________

     2.       Adoption of amendment to Restated Certificate of                  FOR              AGAINST              ABSTAIN
              Incorporation relating to increase in number of
              authorized shares of Common Stock.  (see reverse)                 _____             _____                _____

     3.       Ratification of independent accountants.                          FOR              AGAINST              ABSTAIN

                                                                                _____             _____               _____


     SIGNATURE(S)__________________________DATE________________________
     NOTE:    Please sign exactly as name appears hereon.  Joint owners           The signer hereby revokes all proxies
              should each sign.  When signing as attorney, executor,              heretofore given by the signer to vote at
              administrator, trustee or guardian, please give full                said meeting or any adjournments thereof.
              title as such.

- --------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

                                         [Map setting forth location of Annual Meeting.]